UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officers)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 25, 2007, The Pantry, Inc. (the “Company”) issued a press release announcing results for the first fiscal quarter of the fiscal year ended September 27, 2007. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

In the attached release, the Company’s Chairman and Chief Executive Officer stated the Company’s belief that diluted earnings per share for fiscal 2007 will be between $2.75 and $2.90. This annual guidance assumes, among other things, an increase in comparable store merchandise sales of approximately 3.5%, merchandise margin in a range of 37.0% to 37.5%, an increase in comparable store gasoline gallons of approximately 3%, a gasoline margin of approximately 12.5 cents per gallon and positive accretion from acquisitions completed or announced so far in fiscal 2007 equal to approximately $0.18 per share. Additionally, the Company believes EBITDA for fiscal 2007 will be in a range between $261.2 million and $267.0 million.

EBITDA is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data. We have included information concerning EBITDA as one measure of our operating performance and historical ability to service debt because we believe investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisition decisions, and to service debt. Management uses EBITDA as an operating measure because it allows us to review the performance of our business directly resulting from our retail operations. Additionally, EBITDA is used by management for budgeting and field operations compensation targets. EBITDA as defined by us may not be comparable to similarly titled measures reported by other companies because such other companies may not calculate EBITDA in the same manner as we do.

Any measure that excludes interest expense or loss on extinguishment of debt, depreciation and amortization or income taxes, has material limitations because we have borrowed money in order to finance our operations and our acquisitions, we use capital assets in our business and the payment of income taxes is a necessary element of our operations.

The Pantry, Inc.

Reconciliation of Non-GAAP Guidance

(In thousands)

	Fiscal Year 2007 Guidance Range
EBITDA	$261,200	$267,000
Interest expense and loss on debt extinguishment	(64,300)	(64,300)
Depreciation and amortization expense	(91,600)	(91,600)
Provision for income taxes	(41,700)	(44,000)

Net income	$63,600	$67,100

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 2.02 of this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated January 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary

Date: January 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated January 25, 2007